Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Aircastle Limited
Michael Inglese — Chief Financial Officer
Tel: +1-203-504-1063
The IGB Group
Leon Berman
Tel: +1-212-477-8438
lberman@igbir.com
Aircastle to Present at Upcoming Conferences
Stamford, CT. November 23, 2011 — Aircastle Limited (NYSE:AYR) today announced that Roy Chandran, Executive Vice President — Capital Markets, will be presenting at the FBR Fall Investor Conference on Tuesday, November 29, 2011 at 1:35 p.m. Eastern Time at The Grand Hyatt Hotel in New York City.
Additionally, Ron Wainshal, Chief Executive Officer, and Michael Inglese, Chief Financial Officer, will be presenting at the Credit Suisse Aerospace and Defense Conference on Thursday, December 1, 2011 at 2:45 p.m. Eastern Time at Credit Suisse Americas Headquarters in New York City.
A live webcast of the presentations will be available to the public on the Investors section of Aircastle’s website at http://www.aircastle.com. Please allow extra time prior to the presentations to visit the site and download the necessary software required to listen to the internet broadcasts.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of September 30, 2011 Aircastle’s aircraft portfolio consisted of 138 aircraft and had 61 lessees located in 34 countries.
For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.
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